Exhibit 11

                               COMPUTATION OF PER SHARE EARNINGS


                                                            2001         2000         1999
                                                         -----------  -----------  -----------
BASIC:
     Net earnings                                        $25,220,000  $29,039,000  $28,331,000
                                                         ===========  ===========  ===========

     Net earnings available to common shareholders       $25,220,000  $29,039,000  $28,331,000
                                                         ===========  ===========  ===========

     Average common shares outstanding                    30,322,145   31,535,860   33,119,312
                                                         ===========  ===========  ===========

     Basic earnings per share                            $      0.83  $      0.92  $      0.86
                                                         ===========  ===========  ===========


DILUTED:
     Net earnings                                        $25,220,000  $29,039,000  $28,331,000

     Minority interest - OP Unitholders                      554,000      596,454      683,509
     Convertible debentures - interest and amortization    1,799,335    1,799,335            -
                                                         -----------  -----------  -----------

     Net earnings available to common shareholders       $27,573,335  $31,434,789  $29,014,509
                                                         ===========  ===========  ===========

     Average common shares outstanding                    30,322,145   31,535,860   33,119,040
     Dilutive stock options                                   90,652       10,804          248
     Dillutive restricted stock                                3,480          390            -
     Dilutive OP Units                                       815,852      815,852      784,480
     Dilutive convertible debentures                       2,068,889    2,068,889            -
                                                         -----------  -----------  -----------

     Average diluted common shares outstanding            33,301,018   34,431,795   33,904,118
                                                         ===========  ===========  ===========

Diluted earnings per share                               $      0.83  $      0.91  $      0.86
                                                         ===========  ===========  ===========